Exhibit 23.2


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Alpine Air Express, of our report dated January 23, 2004, relating to the financial statements of Alpine Air Express for the year ended October 31, 2003.


/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
May 3, 2004